EXHIBIT 99.1
Press Release
For further information, please contact:
Daniel R. Kadolph, Senior Vice President and Chief Financial Officer 708-450-6759
MIDWEST BANC HOLDINGS, INC. REPORTS SECOND QUARTER RESULTS
Previously Announced Charges Lead to Loss for Quarter, Six Months;
Loans Increase 21% from Prior Year;
Financial Results Reflect Pending Sale of Western Illinois Bank
Melrose Park, IL (July 21, 2005) – Consistent with the June 29, 2005 announcement of the completion of the financial repositioning of the company’s balance sheet, Midwest Banc Holdings, Inc. (Nasdaq: MBHI) announced today a loss for the second quarter and for the first half of 2005. The net loss of $16.4 million ($0.90 per diluted share) in the second quarter compared with a profit of $3.2 million ($0.17 per diluted share) in the prior year, while the six-month loss of $12.3 million ($0.67 per diluted share) compared with prior-year earnings of $8.0 million ($0.44 per diluted share).
Amid this repositioning, our core operations, especially the lending programs, continued to improve at the company’s primary subsidiary, Midwest Bank and Trust Company. For example, average loans during the quarter increased $60.2 million, or 21% annualized, compared to the first quarter with net interest income increasing by 6% compared to the first quarter. Average investment securities also increased, driving growth in average total earning assets of $71.5 million in the second quarter, compared to the first quarter.
Due to the pending divestiture of Midwest Bank of Western Illinois, which was announced on May 31, 2005, the accompanying financial data reports that bank as a discontinued operation. Therefore, the detailed line items in the balance sheet and income statement primarily reflect the results of Midwest Bank and Trust Company, the remaining bank subsidiary of the company.
“We’re making solid progress in our banking business,” said James J. Giancola, president and chief executive officer. “Second quarter growth in loans and net interest income is evidence of both the opportunities available to us in the Chicago area and the commitment of our people to our core growth strategies.”
The net charge-off rate for the quarter was 0.13% and 0.07% for the six months. At June 30, 2005 nonaccruing loans were $6.6 million, $2.2 million less than at March 31. At June 30, the allowance for loan losses was 1.43% of loans and 263% of nonaccruing loans, which is a substantial increase of the coverage ratio of 193% at March 31, 2005. At June 30, nonperforming assets were $18.0 million or 1.46% of loan-related assets. This was an increase of $532,000 from March 31, primarily due to a foreclosure in the second quarter on a $3.8 million loan which was made in 1999.
“At the same time that we are increasingly aggressive at developing bankable lending relationships, we are doubling our efforts to be effective managers of credit risk,” said Giancola.

Deposit generation continues to be a challenge as average deposits during the quarter decreased $1.1 million compared to the first quarter. The growth in earning assets during the quarter was funded by an increase in borrowings to $420.0 million. The ratio of loans to deposits at June 30, 2005 increased to 81% from 77% at the end of the first quarter. The net interest margin for the second quarter increased to 3.08% from 3.01% for the first quarter. The net interest margin of 3.05% for the six months represents a 35 basis point increase from 2.70% in the first half of 2004. This margin expansion is a result of the balance sheet repositioning and expanded lending programs that began in the fourth quarter of 2004.
Core revenue (net interest income plus noninterest income, excluding securities transactions) in the quarter increased by $1.3 million, or 32% annualized, compared to the first quarter.
The charges associated with the repositioning of the company’s balance sheet as well as the employment severance charges, which are described below, were $20.6 million after taxes or $1.13 per diluted share. Excluding the effect of these charges, the company earned $4.3 million or $0.23 per diluted share in the second quarter. Excluding the special charges recorded in the second quarter, the company earned $8.4 million or $0.45 per diluted share in the first half of 2005. The charges included:
•	Sale of $294.6 million of U.S. Agency debt securities with a book yield of 3.52% and remaining maturity of approximately eight years, creating an after-tax loss of $10.6 million. The company has or intends to replace the securities with a combination of hybrid adjustable rate mortgage-backed securities, 15-year fixed rate mortgage-backed securities and municipal securities—with a weighted average yield of approximately 4.80% and a duration of approximately 4.9 years.

•	Prepayment of $121.5 million of Federal Home Loan Bank advances with a current yield of 5.27%, generating an after-tax prepayment charge of $5.9 million. New advances have replaced the prepaid ones with a weighted average interest rate of approximately 3.48% and a duration of approximately 1.6 years.

•	Unwinding of $121.5 million of interest rate swaps, yielding an after-tax charge of $2.2 million.

•	Entry into a bulk sale contract, expected to close in the third quarter, of a foreclosed townhouse development. This foreclosed property was written down by $2.4 million ($1.5 million after-tax) in anticipation of the proceeds from the sale. If completed, this sale will reduce other real estate owned by $7.6 million or 67% and reduce the proforma ratio of nonperforming assets to loan-related assets to 0.85% versus the 1.46% reported at June 30.

•	An after-tax charge of $318,000 for the redemption of $20.0 million of trust preferred securities.

•	Employment severance charges of $123,000, after-tax.
The company’s capital ratios at June 30, 2005 were as follows: risk-based — 12.3%, risk-based tier 1 — 11.1%, and leverage — 8.1%. All of these ratios are within the regulatory guidelines for being considered “Well Capitalized.”
Because of the pending settlements of the securities transactions described above, the company’s balance sheet includes $324.0 million “due from broker” and $116.4 million “due to broker” at June 30, 2005.
Midwest Bank of Western Illinois, which is classified on the income statement as discontinued operations, posted net income of $799,000 in the second quarter, up from $776,000 a year ago, and $1.9 million for the first six months of 2005, up from $1.4 million a year earlier. On the balance sheet, the subsidiary is recognized as $282.5 million of “assets held for sale” and $255.7 million of “liabilities held for sale.”
“Our financial reports have been somewhat complex as we have repositioned the company. However, our core strategy is simple: grow the core community bank with solid, predictable earnings,” Giancola said. “We’re achieving measurable, sustained progress in practically all areas, and we are driven to make continued improvements in the quarters to come.”

Midwest Banc Holdings, Inc. to Present at KBW Bank Conference
Management of Midwest Banc Holdings, Inc. will present the company’s investment message to investors at The KBW Honor Roll & Sixth Annual Community Bank Investor Conference on Wednesday, July 27, 2005, in New York. James J. Giancola, president and chief executive officer; and Daniel R. Kadolph, chief financial officer, are scheduled to deliver their presentation at 1:30 p.m. Eastern Daylight Time. The presentation will be available by webcast at http://www.kbw.com/communitybank.htm. A copy of the company’s investor presentation will be posted to the Midwest Banc website at http://www.midwestbanc.com.
Information on MBHI is available on the Internet at www. midwestbanc.com.
Midwest Banc Holdings, Inc. provides a wide range of retail and commercial lending services, personal and corporate trust services, residential mortgage origination, and securities and insurance brokerage activities throughout the greater Chicago metropolitan area and Western Illinois. The Company’s principal operating subsidiaries are: Midwest Bank and Trust Company, Midwest Bank of Western Illinois, Midwest Financial and Investment Services, Inc., and Midwest Bank Insurance Services, L.L.C. Midwest Bank and Trust Company has 17 banking offices and operates 21 ATMs in Cook, McHenry, DuPage, and Lake counties.
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This press release contains certain “Forward-Looking Statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and should be reviewed in conjunction with the Company’s Annual Report on Form 10-K and other publicly available information regarding the Company, copies of which are available from the Company upon request. Such publicly available information sets forth certain risks and uncertainties related to the Company’s business which should be considered in evaluating “Forward-Looking Statements.”

MIDWEST BANC HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS

*	Diluted net loss per share was $0.67 for six months and $0.90 for second quarter 2005
— Compared to net income of $0.44 per share for six months 2004
— Compared to net income of $0.17 per share for second quarter 2004
— Compared to net income of $0.22 per share for first quarter 2005

*	Net loss was $16.4 million for three months and $12.3 million for six months 2005
— Compared to net income of $8.0 million for six months 2004
— Compared to net income of $3.2 million for second quarter 2004
— Compared to net income of $4.1 million for first quarter 2005

*	Core net income (1) was $4.3 million for three months and $8.4 million for six months 2005
— Compared to net income of $8.0 million for six months 2004
— Compared to net income of $3.2 million for second quarter 2004
— Compared to net income of $4.1 million for first quarter 2005

*	Net interest margin was 3.05% for six months and 3.08% for second quarter 2005
— Compared to 2.70% for six months 2004
— Compared to 2.59% for second quarter 2004
— Compared to 3.01% for first quarter 2005

*	Average loans for the quarter grew $224.9 million, or 23% from the 2004 second quarter and $60.2 million, or 21% annualized, from first quarter to second quarter 2005

*	Nonaccruing loans were $6.6 million at June 30 or 0.54% of loans
— Compared to $9.3 million or 0.85% at December 31, 2004
— Compared to $8.8 million or 0.77% at March 31, 2005

*	Net charge-off rate was 0.13% for the second quarter and 0.07% for six months 2005
— Compared to 0.01% for first quarter 2005

*	Allowance for loan losses of $17.4 million at June 30 was 1.43% of loans
— Compared to $16.2 million or 1.48% at December 31, 2004 and $17.0 million or 1.47% of loans at March 31, 2005
— Equaled 2.63 times nonaccruing loans at June 30, 2005 compared to 1.74 times at December 31, 2004 and 1.93 times at March 31, 2005

*	Core efficiency ratio (1) was 65% for six months and 64% for second quarter 2005
— Compared to 67% for six months and 65% for second quarter 2004
— Compared to 65% for first quarter 2005

*	Capital ratios at June 30, 2005
— Risk-based Tier 1 11.1%
— Risk based Total 12.3%
— Leverage 8.1%
— Equity-to-assets at period end 5.6%

*	Book value per share at June 30 was $7.65
— Compared to $7.82 at June 30, 2004
— Compared to $7.66 at December 31, 2004
— Compared to $7.44 at March 31, 2005

MIDWEST BANC HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
CONSOLIDATED BALANCE SHEETS
(In thousands)

	(Unaudited)
	June 30,	December 31,
	2005	2004
ASSETS
Cash	$44,902	$49,245
Federal funds sold and other short-term investments	9,294	169,779
Securities available-for-sale	443,233	437,050
Securities held-to-maturity (fair value: $74,807 at June 30, 2005 and $89,010 at December 31, 2004)	75,012	88,958
Federal Reserve and Federal Home Loan Bank stock, at cost	13,974	13,830
Loans	1,219,026	1,097,992
Allowance for loan losses	(17,419)	(16,217)

Net loans	1,201,607	1,081,775
Cash value of life insurance	44,117	43,229
Premises and equipment, net	22,700	23,515
Other real estate	11,399	8,064
Core deposit and other intangibles, net	2,002	2,217
Goodwill	891	891
Due from broker	324,043	—
Assets held for sale	282,495	274,023
Other assets	50,494	44,237

Total assets	$2,526,163	$2,236,813

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Deposits
Non-interest-bearing	$157,055	$162,610
Interest-bearing	1,345,153	1,339,036

Total deposits	1,502,208	1,501,646
Federal funds purchased	73,000	—
Securities sold under agreements to repurchase	202,647	146,885
Advances from the Federal Home Loan Bank	150,000	118,079
Junior subordinated debt owed to unconsolidated trusts	55,672	55,672
Due to broker	116,419	—
Liabilities held for sale	255,728	250,456
Other liabilities	30,390	26,652

Total liabilities	2,386,064	2,099,390

STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value, 1,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value, 32,000,000 shares authorized; 18,668,140 issued	187	187
Surplus	66,114	65,781
Retained earnings	79,182	95,829
Unearned stock-based compensation	(2,605)	(2,642)
Accumulated other comprehensive loss	(1,676)	(16,457)
Treasury stock, at cost (345,921 shares at June 30, 2005 and 586,413 shares at December 31, 2004)	(1,103)	(5,275)

Total stockholders’ equity	140,099	137,423

Total liabilities and stockholders’ equity	$2,526,163	$2,236,813

MIDWEST BANC HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2005	2004	2005	2005	2004
Interest Income
Loans	$18,897	$14,250	$17,242	$36,139	$28,720
Securities Taxable	7,349	6,293	6,714	14,063	13,564
Exempt from federal income taxes	145	130	94	239	371
Trading securities	124	318	66	190	318
Dividend income from Federal Reserve and Federal Home Loan Bank stock	192	278	195	387	574
Federal funds sold and other short-term investments	24	468	221	245	908

Total interest income	26,731	21,737	24,532	51,263	44,455
Interest Expense
Deposits	8,323	6,522	7,753	16,076	12,964
Federal funds purchased	236	1	51	287	1
Securities sold under agreement to repurchase	1,529	1,011	1,064	2,593	2,091
Advances from the Federal Home Loan Bank	1,594	2,065	1,432	3,026	4,131
Junior subordinated debt owed to unconsolidated trusts	979	859	985	1,964	1,712
Notes payable	—	—	9	9	21

Total interest expense	12,661	10,458	11,294	23,955	20,920

Net interest income	14,070	11,279	13,238	27,308	23,535
Provision for loan losses	813	600	814	1,627	1,200

Net interest income after provision for loan losses	13,257	10,679	12,424	25,681	22,335
Noninterest Income
Service charges on deposit accounts	1,305	1,369	1,226	2,531	2,643
Net gains (losses) on securities transactions	(17,184)	(978)	(256)	(17,440)	1,870
Net trading profits	118	952	13	131	(913)
Gains on sale of loans	76	169	62	138	330
Insurance and brokerage commissions	381	326	385	766	708
Trust income	77	84	67	144	162
Increase in cash surrender value of life insurance	542	234	346	888	679
Other	259	180	238	497	369

Total noninterest income	(14,426)	2,336	2,081	(12,345)	5,848
Noninterest Expenses
Salaries and employee benefits	6,846	5,743	6,511	13,357	11,404
Occupancy and equipment	1,538	1,455	1,477	3,015	2,920
Professional services	1,188	1,033	1,151	2,339	1,863
Loss on extinguishment of debt	13,125	—	—	13,125	—
Other	4,973	1,819	1,577	6,550	3,563

Total noninterest expenses	27,670	10,050	10,716	38,386	19,750

Income (loss) before income taxes	(28,839)	2,965	3,789	(25,050)	8,433
Provision for income taxes	(11,690)	557	812	(10,878)	1,855

Income (loss) from continuing operations	(17,149)	2,408	2,977	(14,172)	6,578

Discontinued operations
Income from discontinued operations before income taxes	1,050	1,062	1,632	2,682	1,907
Provision for income taxes	251	286	527	778	476

Income from discontinued operations	799	776	1,105	1,904	1,431

Net Income (Loss)	$(16,350)	$3,184	$4,082	$(12,268)	$8,009

Basic earnings per share from continuing operations	$(0.94)	$0.14	$0.16	$(0.78)	$0.37

Basic earnings per share from discontinued operations	$0.04	$0.04	$0.06	$0.11	$0.08

Basic earnings per share	$(0.90)	$0.18	$0.22	$(0.67)	$0.45

Diluted earnings per share from continuing operations	$(0.94)	$0.13	$0.16	$(0.78)	$0.36

Diluted earnings per share from discontinued operations	$0.04	$0.04	$0.06	$0.11	$0.08

Diluted earnings per share	$(0.90)	$0.17	$0.22	$(0.67)	$0.44

Cash dividends per common share	$0.12	$0.12	$0.12	$0.24	$0.24

Average common shares outstanding
Basic	18,245	17,880	18,147	18,196	17,873
Diluted	18,245	18,327	18,439	18,196	18,328

MIDWEST BANC HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(In thousands, except per share data)

Three Months Ended	Six Months Ended
June 30,	March 31,	June 30,
2005	2004	2005	2005	2004
Income Statement Data:
Net income (loss)	$(16,350)	$3,184	$4,082	$(12,268)	$8,009
Core net income (1)	4,280	3,774	4,236	8,362	6,881
Core efficiency ratio (1) (2) (3) (7)	63.89	64.50	65.47	64.65	66.81

Per Share Data and Other:
Basic earnings per share from continuing operations	$(0.94)	$0.14	$0.16	$(0.78)	$0.37
Basic earnings per share from discontinued operations	0.04	0.14	0.06	0.11	0.08
Basic earnings per share	(0.90)	0.18	0.22	(0.67)	0.45
Diluted earnings per share from continuing operations	(0.94)	0.13	0.16	(0.78)	0.38
Diluted earnings per share from discontinued operations	0.04	0.04	0.06	0.11	0.08
Diluted earnings per share	(0.90)	0.17	0.22	(0.67)	0.44
Cash dividends declared	0.12	0.12	0.12	0.24	0.24
Book value at end of period	7.65	7.82	7.44	7.65	7.82
Tangible book value at end of period	7.60	7.77	7.40	7.60	7.77
Stock price at end of period	19.29	22.30	19.91	19.29	22.30
Average stock price	19.37	22.83	21.20	20.26	23.27
Full time equivalent employees	378.00	369.00	380.00	378.00	369.00

Selected Financial Ratios:
Return on average assets from continuing operations (4)	-2.95%	0.43%	0.54%	-1.25%	0.58%
Core return on average assets from continuing operations (1) (4)	0.60	0.43	0.54	0.57	0.58
Return on average equity from continuing operations (5)	-48.38	6.88	8.54	-20.16	9.28
Core return on average equity from continuing operations (1) (4)	9.82	6.88	8.54	9.19	9.28
Dividend payout from continuing operations	n/a	89.10	73.53	n/a	65.21
Loans to deposits at end of period	81.15	70.65	77.05	81.15	70.65
Average equity to average assets	6.09	6.21	6.28	6.18	6.27
Equity to assets at end of period	5.55	6.13	5.94	5.55	6.13
Tangible capital to assets at end of period	5.51	6.09	5.90	5.51	6.09
Tier I capital to risk-weighted assets	11.10	12.88	13.02	11.10	12.88
Total capital to risk-weighted assets	12.30	14.04	14.27	12.30	14.04
Net interest margin (tax equivalent) (6) (7)	3.08	2.59	3.01	3.05	2.70
Allowance for loan losses to total loans at the end of period	1.43	1.46	1.47	1.43	1.46
Net loans charged off to average loans	0.13	0.23	0.01	0.07	0.20
Nonaccruing loans to loans at the end of period	0.54	1.19	0.77	0.54	1.19
Nonperforming assets to loan-related assets (8)	1.46	1.80	1.51	1.46	1.80
Allowance to nonaccruing loans	2.63	x	1.23	x	1.93	x	2.63	x	1.23	x

	June 30,		March 31,
	2005	2004	2005
Balance Sheet Data:
Total assets	$2,526,163	$2,283,083	$2,287,753
Total earning assets	1,760,538	1,688,143	1,852,757
Average earning assets (quarter-to-date)	1,900,377	1,824,850	1,828,834
Average earning assets (year-to-date)	1,864,803	1,836,685	1,828,834
Average assets (quarter-to-date)	2,334,909	2,268,287	2,249,926
Average assets (year-to-date)	2,292,653	2,273,241	2,249,926
Total loans	1,219,026	1,008,340	1,153,395
Average loans (quarter-to-date)	1,185,697	960,808	1,125,469
Average loans (year-to-date)	1,155,749	953,400	1,125,469
Total securities	518,245	656,837	681,434
Average securities (quarter-to-date)	697,963	662,754	646,890
Average securities (year-to-date)	672,570	682,628	646,890
Allowance for loan losses	17,419	14,733	17,002
Total deposits	1,502,208	1,427,192	1,496,964
Average deposits (quarter-to-date)	1,491,456	1,414,495	1,492,575
Average deposits (year-to-date)	1,492,013	1,421,949	1,492,575
Borrowings	481,319	415,236	369,408
Stockholders’ equity	140,099	139,966	135,792
Tangible stockholders’ equity (9)	139,208	139,075	134,901
Average equity (quarter-to-date)	142,187	140,777	141,343
Average equity (year-to-date)	141,767	142,505	141,343

Common Shares Outstanding	18,322	17,897	18,241
Average Shares Outstanding (quarter -to-date)	18,245	17,880	18,147
Average Shares Outstanding (year -to-date)	18,196	17,873	18,147

(1)	Core net income is net income excluding the balance sheet repositioning and severance charges. The following table reconciles reported net income to core net income for the periods presented:

	QTD	YTD
	2Q05	2Q05
Net loss	$(16,350)	$(12,268)
Loss on U.S. Agency debt securities, net of tax	10,595	10,595
Charge from prepayment of FHLB advances, net of tax	5,886	5,886
Charge from unwinding of swaps, net of tax	2,206	2,206
Write down on other real estate owned, net of tax	1,502	1,502
Charge from redemption of trust preferred securities, net of tax	318	318
Employment severance charges, net of tax	123	123

Core net income	$4,280	$8,362

	QTD	YTD
	2Q05	2Q05
Net loss from continuing operations	$(17,149)	$(14,172)
Loss on U.S. Agency debt securities, net of tax	10,595	10,595
Charge from prepayment of FHLB advances, net of tax	5,886	5,886
Charge from unwinding of swaps, net of tax	2,206	2,206
Write down on other real estate owned, net of tax	1,502	1,502
Charge from redemption of trust preferred securities, net of tax	318	318
Employment severance charges, net of tax	123	123

Core net income from continuing operations	$3,481	$6,458

(2)	Excludes net gains or losses on securities transactions.

(3)	Noninterest expense less amortization and other real estate expenses divided by the sum of net interest income (tax equivalent) plus noninterest income.

(4)	Net income divided by average assets for the period.

(5)	Net income divided by average equity for the period.

(6)	Net interest income, on a tax equivalent basis, divided by average interest earning assets for the period.

(7)	The following table reconciles reported net interest income on a tax equivalent basis for the periods presented:

QTD	2Q05	2Q04	1Q05
Net interest income	$14,070	$11,279	$13,238
Tax equivalent adjustment to net interest income	568	529	521

Net interest income, tax equivalent basis	$14,638	$11,808	$13,759

YTD	2Q05	2Q04
Net interest income	$27,308	$23,535
Tax equivalent adjustment to net interest income	1,089	1,274

Net interest income, tax equivalent basis	$28,397	$24,809

(8)	Includes total nonaccrual loans and other real estate owned.

(9)	Stockholders’ equity less goodwill. The following table reconciles reported stockholders’ equity to tangible stockholders’ equity for the periods presented:

	2Q05	2Q04	1Q05
Stockholders’ equity	$140,099	$139,966	$135,792
Goodwill	891	891	891

Tangible stockholders’ equity	$139,208	$139,075	$134,901